Exhibit 24.1

                        Consent of Independent Auditors


We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the registration of 2,000,000 additional shares of Common Stock, $0.01 par value, of EMC Corporation authorized for issuance pursuant to the 1993 Stock Option Plan of our report dated January 30, 1995, with respect to the consolidated financial statements and schedules of EMC Corporation included in its Annual Report on Form 10-K for the year ended December 31, 1994 filed with the Securities and Exchange Commission.




                              COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
October 25, 1995




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